UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2025

Insight Molecular Diagnostics Inc.

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 International Plaza Dr., Suite 510

Nashville, Tennessee 37217

(Address of principal executive offices) (Zip code)

(615) 255-8880

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IMDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On September 28, 2025, the Board of Directors of Insight Molecular Diagnostics Inc. (the “Company”) approved the grant of stock options to certain employees, including Josh Riggs, President and Chief Executive Officer; Andrea James, Chief Financial Officer; Dr. Ekkehard Schütz, Chief Science Officer; and James Liu, Vice President Accounting, Controller, Treasurer and Principal Accounting Officer under the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”). Mr. Riggs received options to purchase 400,000 shares of common stock, each of Ms. James and Dr. Schütz received options to purchase 235,000 shares of common stock and Mr. Liu received options to purchase 18,000 shares of common stock. The options will vest over a three-year period, with one-third vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the following two years, subject to continued service. The exercise price of the options is $3.33, the closing price of the Company’s common stock on the trading day immediately prior to the grant date, and the options are subject to the terms and conditions of the Plan and award agreements.

Employment Agreement Amendment

On September 29, 2025 (the “Effective Date”), the Company entered into an amendment to employment agreement with Dr. Schütz, effective as of the Effective Date (the “Employment Agreement Amendment”), which amends Mr. Schütz’s existing employment agreement with the Company, dated May 20, 2024 (the “Existing Employment Agreement”). Except as provided herein, all other terms of the Existing Employment Agreement remain the same.

The Employment Agreement Amendment amends the term of the Existing Employment Agreement from four years after the effective date of the Existing Employment Agreement to instead continue until such time as Dr. Schütz’s Existing Employment Agreement is terminated in accordance with the terms of the Existing Employment Agreement.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, effective September 29, 2025, by and between Insight Molecular Diagnostics Inc. and Ekkehard Schütz.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT MOLECULAR DIAGNOSTICS INC.

Date: October 2, 2025	By:	/s/ Peter Hong
Peter Hong
Vice President, General Counsel